SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 13, 2014 (February 10, 2014)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.                                          REGULATION FD DISCLOSURE.

On February 10, 2014, the Company issued a press release entitled "Chembio Provides Update on DPP® HIV 1/2 Assay CLIA Waiver Application".  A copy of the press release is furnished herewith as Exhibit 99.1.

On February 12, 2014,   the Company issued a press release entitled "Chembio Enters Agreements with RVR in Southeast Asia".    A copy of the press release is furnished herewith as Exhibit 99.2.

In February of 2014, the Company entered into a lease, effective March 1, 2014, for an additional 21,450 square feet of industrial space in Holbrook, New York for $14,657 per month.  The space will be utilized for offices (approximately 2,500 square feet) and warehousing (approximately 18,950 square feet).  The lease term expires on April 30, 2018.    The lease provides for annual increases of three percent each year starting March 1, 2015.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

ITEM 9.01.                          FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

99.1	Press Release entitled "Chembio Provides Update on DPP® HIV 1/2 Assay CLIA Waiver Application" dated February 10, 2014.
99.2	Press Release entitled "Chembio Enters Agreements with RVR in Southeast Asia" dated February 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 13, 2014                                                                                 Chembio Diagnostics, Inc.

By:    /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description

99.1	Press Release entitled "Chembio Provides Update on DPP® HIV 1/2 Assay CLIA Waiver Application" dated February 10, 2014.
99.2	Press Release entitled "Chembio Enters Agreements with RVR in Southeast Asia" dated February 12, 2014.